Exhibit T3A-57

MA SOC Filing Number: 202097946500 Date: 7/17/2020 9:30:00 AM © 07/17/2020 6:28 AM 15612148442 ~>16176243891 pg 2 of 5 D PC PC. The Commonwealth of Massachusetts William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512 Pes Articles ofAmendment “(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34) (1) Exact nameofcorporation: SIRA NATURAL 'S,INC. (2) Registered office address: 225 CEDAR HILL STREET #200, MARLBOROUGH, MA 01752 (aumber, street, city or town, state, zip code) (3) These articles of amendment affect article(s): Article Il (Specify the number(s) of article(s) being amended(I-VI) (4) Date adopted: April 1, 2020 (month, day, year) (5) Approved by: (check appropriate box) Othe incorporators. di : horehold Fandcharehotd | C1 the board of without pproval and approval was not req {4 the board of directors and the sharcholders in the manner required by law and the articles oforganization. seo (6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares. Article tl The corporation is organized: (a) for cultivation, manufacture, and transportation of medical use and adult use cannabis and cannabis products, the retail sale of medical use cannabis and cannabis products, and the wholesale’of medical and adult use cannabis and cannabis products; (b) to engage in ail activities incidental thereto; and (c) to engage :in any other activities in which:a corporation formed under the laws of the Commonwealth of Massachusetts may lawfully engage. Sira Naturals, Inc. is licensed to engage in the business activities described in these Articles of Amendment. Rael ue Shawn Collins ExecutiveDirector Cannabis Control Commission efS6ds ODEOENC HIM 011205.

© 07/17/2020 6:28 AM 15612148442 > 16176243891 pg 3 of5 To change the number of shares and the par value, * if any, of any type, or to designate aclass or series, ofstock, or change adesignation of class or series of stock, which the corporation is authorized to issue, complete the following: Total authorized prior to amendment: WITHOUT PAR VALUE WITH PAR VALUE TYPE NUMBER OF SHARES TYPE NUMBER OF SHARES PAR VALUE ‘Total authorized after amendment: WITHOUT PAR VALUE WITH PAR VALUE TYPE NUMBER OF SHARES TYPE NUMBER OF SHARES PAR VALUE (7) The amendment shall be effective at the time and on the date approved by the Division, unless.a later effective date not more than 90 days from the date and time of filing is specified: *G.L, Chapter 156D eliminates the concept ofpar value, howevera corporation may specify par value inArticle II]. See G.L. Chapter 156D, Section 6.21, andthe comments relative thereto.

© 07/17/2020 6:28 AM 15612148442 > 16176243891 pg 4 of 5 Signed by: if. hi “ Lf (signature of authorized individual) O Chainffanof the board‘ofdirectors, © Presidenc, & Other officer, C1 Court-appointed fiduciary, * on this go™m day of Jore . 2020

THE COMMONWEALTH OF MASSACHUSETTS I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on: WILLIAM FRANCIS GALVIN Secretary of the Commonwealth July 17, 2020 09:30 AM MA SOC Filing Number: 202097946500 Date: 7/17/2020 9:30:00 AM